Exhibit 10.1

DIRECTOR STOCKHOLDER’S AGREEMENT
This Director Stockholder’s Agreement (this “Agreement”) is entered into as ____________, 20__ (the “Effective Date”), between National Vision Holdings, Inc., a Delaware corporation (the “Company”), and the person identified as the signatory on the signature page hereto (the “Stockholder”) (the Company and the Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.
WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2014 (the “Merger Agreement”), among Vision Holding Corp., a Delaware corporation (“VHC”), Nautilus Acquisition Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”), and Nautilus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), on the Closing Date, Merger Sub merged with and into VHC with VHC as the surviving corporation and a wholly-owned indirect subsidiary of the Company (the “Merger”), and immediately following the Merger, VHC merged with and into National Vision, Inc., with National Vision, Inc. as the surviving corporation after such merger;
WHEREAS, in connection with the Merger, on the Closing Date, certain investment funds and entities affiliated with Kohlberg Kravis Roberts & Co. L.P. (the “Sponsor”) contributed certain funds to KKR Vision Aggregator LP, a Delaware limited partnership (“Parent”), which is the parent entity of the Company, in exchange for limited partnership interests therein;
WHEREAS, the Stockholder has been selected by the Board to be granted restricted shares of common stock, par value $0.01 per share, of the Company ( “Common Stock”, and such granted Common Stock, the “Restricted Stock”) pursuant to the terms set forth below and the terms of the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan, as such plan may be amended from time to time (the “Plan”) and a form of Restricted Stock Award Agreement (the “Award Agreement”), which Restricted Stock shall be subject to the terms of this Agreement; and
WHEREAS, this Agreement is one of several other agreements (“Other Stockholders Agreements”) which previously have been, or concurrently with the execution hereof or in the future will be, entered into between the Company and other persons who are or will be members of the Board or key employees of or key advisors (collectively, the “Other Stockholders”) to the Company or one of the entities that is or shall become a subsidiary of the Company after the Merger (the “Subsidiaries”).
NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.Issuance of Stock.

(a)    Subject to the terms and conditions hereinafter set forth, the Stockholder is granted, as of the Effective Date, and the Company shall issue and deliver to the Stockholder as of the Effective Date, the number of shares of Restricted Stock as set forth in such Stockholder’s Award Agreement, which the Parties shall execute and deliver to each other concurrently with the issuance of such Restricted Stock.
(b)    Reserved.
(c)    The Company shall have no obligation to issue and sell any Restricted Stock to any Person who (1) is a resident or citizen of a state or other jurisdiction in which the issuance and sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction,(1) is not an employee or director of or senior advisor to the Company or its Subsidiaries as of the Effective Date or (1) either (x) is not an “accredited investor” as defined in Rule 501(a) under the Act or (y) does not have such knowledge and experience, either alone or with such Person’s representatives, in financial and business matters that such Person is capable of evaluating the merits and risks of investing in the Company.

2.	Stockholder’s Representations, Warranties and Agreements.

(a)    The Stockholder agrees and acknowledges that, in addition to any restrictions contained in the Award Agreement, he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Restricted Stock (together with any other Common Stock otherwise acquired and/or held by the Stockholder Entities as of or after the date hereof, “Stock”), except as otherwise provided for in this Section 2(a) and Section 3 hereof. If the Stockholder is an Affiliate of the Company, the Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:
(i)    the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or
(ii)    (A) counsel for the Stockholder (which counsel shall be reasonably acceptable to the Company) shall, upon the reasonable request of the Company, have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Stockholder is a citizen or resident of any country other than the United States, or the Stockholder desires to effect any transfer in any such country, counsel for the Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act, applicable provisions of state securities laws and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to or permitted by Sections 3, 4, 5 or 8 hereof, (2) a transfer (1) upon the death or Disability of the Stockholder to the Stockholder’s Estate or (1) to the executors, administrators, testamentary trustees, legatees, immediate family members, or beneficiaries of the Stockholder or other Person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the Effective Date in compliance with the federal securities laws to a Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Stockholder’s Trust at any point includes any Person other than the Stockholder, his or her spouse (or ex-spouse), or his or her lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b), such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(d) below, or (4) a transfer made by the Stockholder, with the Board’s approval, which approval shall be in the sole discretion of the Board.
(b)    The certificate (or certificates) representing the Stock, if any, shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDER’S AGREEMENT BETWEEN NATIONAL VISION HOLDINGS, INC. (THE “COMPANY”) AND THE STOCKHOLDER NAMED ON THE FACE HEREOF DATED AS OF THE DATE SET FORTH ON THE FACE OF SUCH AGREEMENT (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY).”
(c)    The Stockholder acknowledges that he or she has been advised that (1) no shares of Stock have been subscribed for and/or acquired by him or her in the context of a Public Offering, (1) the shares of the Stock are characterized as “restricted securities” or “control securities” under the Act and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (1) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock, and (1) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d)    Subject at all times to the limitations and restrictions on transfer set forth in this Agreement, if any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such customary documentation as the Company may reasonably request in connection with such sale and take any customary actions reasonably requested by the Company prior to such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.
(e)    Subject at all times to the limitations and restrictions on transfer set forth in this Agreement, the Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act in a firm commitment underwritten Public Offering, the Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement, including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning the Stock, from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement until 90 days (or such shorter period as may be (x) consented to by the managing underwriter or underwriters, if any or (y) applicable to the Stockholder, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Stockholder pursuant this clause (y) would not adversely affect the success of such offering) in the case of any Public Offering (after the Initial Public Offering) after the date of the prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, unless otherwise agreed to in writing by the Company, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. The foregoing provisions of this Section 2(e) shall not apply to any transfer permitted by clause 2 or 3 of Section 2(a), provided that the transferee agrees to be bound in writing by the restrictions set forth herein.
(f)    The Stockholder represents and warrants that (1) with respect to the Restricted Stock, the Stockholder has reviewed or will review the documents and information provided to him or her relating to such Stock, certain of which documents set forth the rights, preferences and restrictions relating to the Restricted Stock and (1) the Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company, and the business and prospects of the Company which the Stockholder deems necessary to evaluate the merits and risks related to the Stockholder’s acquisition of the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Stockholder has relied solely on such information.
(g)    The Stockholder further represents and warrants that (1) the Stockholder’s financial condition is such that the Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Stockholder’s current needs and personal contingencies, (1) the Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (1) the Stockholder understands and has taken cognizance of all risk factors related to the investment in the Stock, (1) the Stockholder’s knowledge and experience in financial and business matters are such that the Stockholder is capable of evaluating the merits and risks of the Stockholder’s acquisition of the Stock as contemplated by this Agreement, and (1) with respect to the Restricted Stock, such Restricted Stock is being acquired by the Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act or other applicable securities laws, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Restricted Stock in violation of the Act or other applicable securities laws.

3.	Transferability of Stock.

(a)    The Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the Effective Date and ending on the later to occur of (1) the fifth anniversary of the Closing Date and (2) a Change of Control; provided, however, that during such period, the Stockholder may, subject to the terms of the Award Agreement, transfer shares of Stock pursuant to one of the following exceptions: (1) transfers permitted by Sections 4 or 5; (1) transfers permitted by clause (2) or (3) of Section 2(a); (1) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (1) transfers approved by the Board in writing (such approval being in the sole discretion of the Board); or (1) transfers to the Company or its designee (any such exception, a “Permitted Transfer”).
(b)    Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the occurrence of a Change of Control.
(c)    Notwithstanding anything to the contrary herein, no transfer of any shares of Stock shall be made unless such transfer complies with or is exempt from the registration requirements of the Act and all applicable state and foreign securities and other laws, and, upon the reasonable request of the Company, the Stockholder shall have provided an opinion of counsel reasonably acceptable to the Company that no registration of such shares under the Act or applicable state or foreign securities laws is required in connection with such transfer and any other matters reasonably requested by the Company; provided that no such opinion shall be required to be provided to the Company in the case of a Permitted Transfer pursuant to clauses (i), (ii), (iii),or (v) of Section 3(a).
(d)    No transfer of any shares of Stock in violation hereof shall be made or recorded on the books of the Company, and any such transfer shall be void ab initio and of no effect.
(e)    Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive in writing the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4.	Stockholder’s Right to Resell Stock to the Company.

(a)    Except as otherwise provided herein, if the Stockholder’s service to the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of the death or Disability of the Stockholder, then the applicable Stockholder Entities shall, for one hundred and eighty-one (181) days (the “Put Period”) following the later of the date of such termination for death or Disability and the date of the acquisition of the Stock, have the right to:
(i)    With respect to (x) any vested shares of Restricted Stock and (y) any other Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, part or all of such shares of Stock (as indicated by the applicable Stockholder Entities in the Redemption Notice pursuant to Section 4(b)) then held by the applicable Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date;
(ii)    Reserved.
(b)    In the event the applicable Stockholder Entities intend to exercise their rights pursuant to Section 4(a), such Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 4(a) and shall indicate the number of shares of Stock to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth (20th) Business Day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price shall be paid by delivery to the applicable Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Stockholder Entities (or by wire transfer of immediately available funds, if the Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased, appropriately endorsed or executed by the applicable Stockholder Entities or any duly authorized representative of such Person.
(c)    Notwithstanding anything in this Section 4 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any Subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any Subsidiary of the Company has borrowed money or if the repurchase referred to in Section 4(a) (or Section 5 below, as the case may be) would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Delaware General Corporation Law (“DGCL”) (or if the Company reincorporates in another state, the business corporation law of such state) or any federal or state securities laws or regulations (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock from the applicable Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Stockholder Entities’ exercise of their rights under Section 4(a) by delivering to the applicable Stockholder Entity a note with a principal amount equal to the amount payable under this Section 4 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliate’s, as applicable) lenders and permitted under the Company’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at an annual rate equal to the effective rate of interest in respect of the Company’s Senior Secured First Lien Credit Agreement entered into by a subsidiary of the Company on or prior to the Effective Date, or a successor facility thereto. Notwithstanding the foregoing and subject to Section 4(d), if an Event exists and is continuing for one hundred and eighty (180) days after the date of the Redemption Notice, the Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock repurchased by the Company from the Stockholder Entities pursuant to this Section 4 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.
(d)    Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the later to occur of (1) the fifth anniversary of the Closing Date and (1) a Change of Control, except that any payment obligation of the Company that has arisen prior to the expiration of this Section 4 shall remain in full force and effect until satisfied in accordance with the applicable provisions of this Section 4.

5.	The Company’s Option to Purchase Stock of the Stockholder Upon Certain Events.

(a)    Termination for Cause by the Company and other Call Events. If (1) the Stockholder’s service with the Company (or any of its Subsidiaries or Affiliates) is terminated by the Company (or any of its Subsidiaries or Affiliates) for Cause, or (1) the Stockholder Entities effect a transfer of Stock that is prohibited under this Agreement (or the Award Agreement, as applicable) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer, which is not so cured (each event described above, a “Section 5(a) Call Event”), then:
(A)    with respect to (x) any vested shares of Restricted Stock and (y) any other Stock, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of such shares of Stock then held by the applicable Stockholder Entities at a per share purchase price equal to the lesser of (I) the applicable price per share paid by such Stockholder and (II) the Fair Market Value on the Repurchase Calculation Date; and

(B)     with respect to any shares of Restricted Stock, to the extent not then vested or previously forfeited, such shares shall immediately be forfeited, and without any payment in respect thereof.
(b)    Other Terminations.. If the Stockholder’s service with the Company (or any of its Subsidiaries or Affiliates) is terminated for any reason other for Cause (a “Section 5(b) Call Event”) then:
(A)    With respect to (x) any vested shares of Restricted Stock and (y) any other Stock, the Company may purchase (or cause one or more of its Affiliates to purchase) all or any portion of the shares of such Stock then held by the applicable Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date; any shares of Restricted Stock, to the extent not then vested or previously forfeited, shall immediately be forfeited, and without any payment in respect thereof.
(B)    Reserved.
(C)    Reserved.
(c)    Call Notice. The Company shall have a period (the “Call Period”) of one hundred eighty-one (181) days from the later of (i) the date of any Call Event (or, if later, with respect to a Section 5(a) Call Event specified in Section 5(a)(ii), the date after discovery of, and the applicable cure period for, an impermissible transfer constituting such Call Event) or (ii) the date on which the Stock was acquired by the Stockholder in which to give notice in writing to the Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than twenty (20) Business Days (or such longer period as may be required to comply with applicable law) after the giving of the Repurchase Notice. The applicable Repurchase Price shall be paid by delivery to the applicable Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Stockholder Entities (or by wire transfer of immediately available funds, if the Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling or transferring the Restricted Stock so forfeited, appropriately endorsed or executed by the applicable Stockholder Entities or any duly authorized representative.
(d)    Use of Note to Satisfy Call Payment; Termination of Call Right. Notwithstanding any other provision of this Section 5 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock pursuant to this Section 5, in order to complete the purchase of any Stock pursuant to this Section 5, deliver to the applicable Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (ii) a note having the same terms as those provided in Section 4(c) above with a principal amount equal to the amount payable, but not paid in cash, pursuant to this Section 5 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for 180 days from the date of the Call Event, the proposed repurchase of that portion of the Stock to be repurchased by the Company from the Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence shall immediately and automatically terminate and the Company shall have no further rights or obligations under this Section 5.
(e)    Expiration of this Section 5. Notwithstanding anything in this Agreement to the contrary, this Section 5 shall terminate and be of no further force or effect upon the occurrence of the earlier of (1) the fifth anniversary of the Effective Date and (1) a Change of Control, except that any payment obligation of the Company that has arisen prior to the expiration of this Section 5 shall remain in full force and effect until satisfied in accordance with the applicable provisions of this Section 5.

6.	Adjustment of Repurchase Price; Definitions.

(a)    Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock, as provided for in Sections 4 and 5, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations, or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 4 and 5.
(b)    Definitions. Terms used herein and as listed below shall be defined as follows:
“Act” shall have the meaning set forth in Section 2(a) hereof.
“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by, or under common control with such Person.
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Board” shall mean the board of directors of the Company.
“Business Day” shall mean any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.
“Buyer” shall have the meaning set forth in the first “whereas” paragraph.
“Call Events” shall mean, collectively, Section 5(a) Call Events and Section 5(b) Call Events.
“Call Period” shall have the meaning set forth in Section 5(c) hereof.
“Cause” shall mean any act (or failure to act) that, in the good faith determination of the Board, would constitute a breach of any fiduciary duty owed by the Stockholder to the Company or any of its Affiliates.

“Change of Control” means (1) the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, Buyer or National Vision Inc. to any Person (or group of Persons acting in concert), other than to (1) the Sponsor or one or more of its controlled Affiliates or (1) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its controlled Affiliates; or (1) a merger, recapitalization, or other sale by the Company, Parent, the Sponsor or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of Common Stock that results in more than 50% of the Common Stock of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include (1) the Sponsor or its controlled Affiliates or (1) an employee benefit plan (or trust forming a part thereof) maintained by the Company or its controlled Affiliates; and in any event of clause (i) or (ii), which results in the Sponsor and its controlled Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the Board or the board of directors of Buyer or National Vision Inc.
“Closing Date” shall mean March 13, 2014.
“Common Stock” shall have the meaning set forth in the third “whereas” paragraph.
“Company” shall have the meaning set forth in the introductory paragraph.
“controlled by” shall mean, with respect to the relationship between or among two or more Persons, the ownership, directly or indirectly, of a majority of the voting power or other equity securities of a Person, which results in the ability to elect a majority of the members of the board of directors of such Person.
“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 8(e) hereof.
“Disability” shall mean “Disability” for purposes of eligibility for benefits under the long-term disability plan of the Company or any Subsidiary thereof, as applicable.
“Event” shall have the meaning set forth in Section 4(c) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).
“Fair Market Value” shall mean, if the Company is private, the fair market value of one share of Common Stock without a minority or liquidity discount on any given date, as determined reasonably and in good faith by the Board. If the Company is public, then Fair Market Value shall mean the closing price of the Common Stock on the date preceding the date of the transfer.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc., or any successor body thereto.
“Holders” shall have the meaning set forth in Section 8(d).

“Investor” shall have the meaning set forth in Section 8(a).
“Initial Public Offering” means the first firm commitment underwritten offering of the Company pursuant to an effective registration statement (other than a registration statement on Forms S-4 or S-8 or any similar form) under the Act or other applicable securities laws.
“Merger” shall have the meaning set forth in the first “whereas” paragraph.
“Merger Agreement” shall have the meaning set forth in the first “whereas” paragraph.
“Merger Sub” shall have the meaning set forth in the first “whereas” paragraph.
“Omnibus Signature Page” shall mean that certain omnibus signature page to this Agreement and other related agreements.
“Plan” shall have the meaning set forth in the third “whereas” paragraph.
“Other Stockholders” shall have the meaning set forth in the fourth “whereas” paragraph.
“Other Stockholders Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.
“Parent” shall have the meaning set forth in the second “whereas” paragraph.
“Parties” shall have the meaning set forth in the introductory paragraph.
“Permitted Transfer” shall have the meaning set forth in Section 3(a).
“Permitted Transferee” shall mean any Person who is a transferee of Stock pursuant to a Permitted Transfer.
“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.
“Piggyback Rights” shall have the meaning set forth in Section 8(a) hereof.
“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.
“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any successor or similar form).
“Restricted Stock” shall have the meaning set forth in the third “whereas” paragraph.
“Put Period” shall have the meaning set forth in Section 4(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.
“Registration Rights Agreement” shall have the meaning set forth in Section 8(a) hereof.
“Repurchase Calculation Date” shall mean the closing trading price on the date immediately preceding the date of repurchase.
“Repurchase Notice” shall have the meaning set forth in Section 5(c) hereof.
“Repurchase Price” shall mean the amount to be paid in respect of the Stock to be purchased by the Company pursuant to Section 4 or 5.
“Request” shall have the meaning set forth in Section 8(b) hereof.
“SEC” shall mean the Securities and Exchange Commission.
“Sponsor” shall have the meaning set forth in the second “whereas” paragraph.
“Stock” shall have the meaning set forth in Section 2(a) hereof.
“Stockholder” shall have the meaning set forth in the introductory paragraph.
“Stockholder Entities” shall mean the Stockholder’s Trust, the Stockholder, and the Stockholder’s Estate, collectively.
“Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees, or beneficiaries of the Stockholder.
“Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation, or custodianship, the beneficiaries of which may include only the Stockholder, his or her spouse (or ex-spouse), or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.
“Subsidiaries” shall have the meaning set forth in the forth “whereas” paragraph.
“transfer” shall have the meaning set forth in Section 2(a) hereof.
“Transfer Restriction Waiver” shall have the meaning set forth in Section 8(a) hereof.
“VHC” shall have the meaning set forth in the first “whereas” paragraph.
7.The Company’s Representations and Warranties and Covenants.

(a)    The Company represents and warrants to the Stockholder that (i) this Agreement has been duly authorized, executed, and delivered by the Company and is enforceable against the Company in accordance with its terms, and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.
(b)    The Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Stockholder to sell shares of Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.
8.“Piggyback” Registration Rights. Effective after the occurrence of the
Initial Public Offering:

(a)    The Parties agree to be bound by all of the terms, conditions, and obligations of the Registration Rights Agreement as they relate to the exercise of piggyback registration rights set forth in Sections 3(c), 4, 5, 6, 7, 8, and 11 (but not Section 11(l)) of the Registration Rights Agreement entered into by and among the Company and the investors party thereto (such Registration Rights Agreement, the “Registration Rights Agreement” and such piggyback registration rights, the “Piggyback Rights”), as in effect on the date hereof (subject, with respect to any such Stockholder provided Piggyback Rights, only to any amendments thereto to which such Stockholder has agreed in writing to be bound) and, if any of the investors named therein or their transferees (each, an “Investor”) or Parent are selling Common Stock, the Stockholder shall have all of the rights and privileges of the Piggyback Rights (including, without limitation, any rights to indemnification and/or contribution from the Company and/or Parent or the Investors, as applicable), in each case as if the Stockholder were an original party to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided that at no time shall the Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; provided further that in lieu of Piggyback Rights in connection with any Public Offerings in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on Transfer contained in Section 3(a) with respect to the number of shares of Common Stock that would have been subject to such Piggyback Rights in connection with such Public Offering (“Transfer Restriction Waiver”). All Stock purchased or otherwise held by the applicable Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement. Effective after the occurrence of the Initial Public Offering, if any of the Investors are selling stock in a circumstance in which the Stockholder would not have Piggyback Rights, the restrictions on transfer contained in Section 3(a) shall be waived with respect to the number of shares of Common Stock that would have been subject to such Piggyback Rights if such sale by the Investors had resulted in the Stockholder having Piggyback Rights.

(b)    In the event of a sale of Common Stock by Parent or any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify the Stockholder Entities in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (1) the number of the shares of Common Stock to be sold, (1) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares held by the holders of Registrable Securities selling the shares of Common Stock, (1) the proposed per share purchase price (or an estimate thereof), and (1) the proposed date of sale. If within fifteen (15) days of the receipt by the Stockholder Entities of such Piggyback Notice, the Company receives from the applicable Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Stockholder Entities.
(c)    The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of (1) the number of shares of Stock then held by the Stockholder Entities, including, as to Restricted Stock, only vested shares of such Stock, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by all holders of Registrable Securities and (1) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in Section 8(d) below).
(d)    If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Common Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the selling holders of Registrable Securities, the Stockholder Entities and all Other Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Common Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Common Stock then held by each such Holder (including upon exercise of all exercisable Options and vesting of Restricted Stock) (provided that any shares thereby allocated to any such

Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).
(e)    Upon delivering a Request a Stockholder having Piggyback Rights pursuant to clause (b) of this Section 8 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Stockholder’s behalf with respect to the matters specified therein.
(f)    The Stockholder agrees that he or she will execute such other reasonable customary agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements; provided that the other holders who are members of management and are selling securities pursuant to such registration are subject to similar agreements.
(g)    Notwithstanding Section 11(k) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (1) the occurrence of a Change of Control and (1) with respect to each Stockholder, on the date on which such Stockholder ceases to own any Registrable Securities.
(h)    If the Board shall have elected to effect the Transfer Restriction Waiver in lieu of Piggyback Rights in accordance with Section 8(a), the Company will notify the Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver, which notice shall include: (i) the number of shares of Common Stock sold by Parent and the Investors in such Public Offering and (ii) the number of shares of Stock to which the waiver of transfer restrictions shall apply. For the avoidance of doubt, the provisions in Section 5 of the Registration Rights Agreement will apply to such shares of Stock notwithstanding the Transfer Restriction Waiver.
9.Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from otherwise purchasing, redeeming, or otherwise acquiring for value shares of Stock from the Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption, or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Stockholder the right to sell, shares of Stock under the terms of this Agreement; provided that no such purchase, redemption, or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption, or acquisition shall be entered into, without the prior approval of the Board.

10.Reserved.

11.Notice of Change of Beneficiary. Immediately prior to any transfer of
Stock to a Stockholder’s Trust, the Stockholder shall provide the Company with a copy of the instruments creating the Stockholder’s Trust and with the identity of the beneficiaries of the Stockholder’s Trust. The Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Stockholder’s Trust.

12.Recapitalizations, etc.

(a)    The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock, to any and all shares of capital stock of the Company or any capital stock, partnership units, or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation, or otherwise. In the event of any of the foregoing occurrences , all references in this Agreement, the Plan, and any Award Agreement to shares of Common Stock (including Restricted Stock), any other per share purchase price of Common Stock, and any similar terms contained herein or therein shall refer to such shares and prices as the same may be adjusted, exchanged, or converted in connection with any of the foregoing.

(b)    Reserved.
13.Stockholder’s Employment by or Provision of Service to the Company.
Nothing contained in this Agreement or in any other agreement entered into by the Company and the Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any services or consultancy agreement entered into by and between the Stockholder and the Company or any of its Subsidiaries) (1) obligates the Company or any Subsidiary to employ or engage the Stockholder in any capacity whatsoever or (1) prohibits or restricts the Company (or any such Subsidiary) from terminating the consultancy or service arrangement with the Stockholder at any time or for any reason whatsoever, with or without Cause, and the Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Stockholder concerning the Stockholder’s current or continued employment by or service arrangement with the Company or any Subsidiary.

14.Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (i), (iii) (v) thereof) hereof, such transferee shall be deemed the Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15.Amendment. This Agreement may be amended or modified by a written instrument signed by the Company at any time upon notice to the applicable Stockholder Entities party hereto; provided that any amendment of this Agreement or the Registration Rights Agreement that materially disadvantages the Stockholder Entities shall not be effective as to such Stockholder Entities unless and until such Stockholder Entities have consented thereto in writing.

16.Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth (10th) Business Day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.
17.Further Undertakings. To the extent the Stockholder shall at any time be entitled to vote with respect to the Common Stock owned by it, the Stockholder shall undertake to vote or, as the case may be, to be voted, its Common Stock (1) on the occasion of any general meeting of the stockholders of the Company held (by way of a meeting or passed by written resolutions) for the purpose of approving the issuance, purchase (and authorization of the Board to purchase, as the case may be), and/or redemption by the Company of Common Stock, if and to the extent such an issuance, purchase, and/or redemption is made in accordance with, or for the purpose of, this Agreement, (1) in general in favor of any resolutions of the stockholders of the Company proposed at any general meeting of the stockholders of the Company which may be necessary to give effect to the provisions or intents of this Agreement, waiving any convening notice to any such general meeting of stockholders, and (1) in the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's Certificate of Incorporation, vote in favor of any resolutions proposed at any general meeting of the stockholders of the Company held for the purpose of amending the Company's Certificate of Incorporation to eliminate any such ambiguity or conflict.

18.Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)    The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity, and performance of the terms of this Agreement.
(b)    In the event of any controversy among the Parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, such controversy shall be finally, exclusively, and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in New York, New York, United States. The decision of the arbitrator shall be final and binding upon all Parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)    Reserved.
(d)    In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.
19.Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4 and 5 hereof; provided that no such assignment shall relieve the Company from its obligations thereunder.

20.Miscellaneous.

(a)    In this Agreement, all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
(b)    If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.
21.Withholding. The Stockholder Entities acknowledge that as of the date of this Agreement, none of the Company or its Subsidiaries shall have any obligations to withhold from any payments that could be due to any of the Stockholder Entities under this Agreement any federal, state or local income or other taxes required by law to be withheld with respect to such payment; provided that the Stockholder Entities hereby grant the Company or its Subsidiaries the right to deduct from any cash payment made under this Agreement to the applicable Stockholder Entities any federal, state or local income or other taxes that may in the future be required by law to be withheld with respect to such payment, if applicable.

22.Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (1) upon electronic confirmation of facsimile, (1) one Business Day following the date sent when sent by overnight delivery, and (1) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:
(a)    If to the Company or Parent, to it at the following address:
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention: Nate Taylor
Facsimile: (650) 233-6553

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marni J. Lerner
Telecopy: (212) 455-2502
(b)    If to the Stockholder, to the Stockholder at the address set forth below under the Stockholder’s signature; or at such other address as either Party shall have specified by notice in writing to the other;
23.Reserved.

24.Counterparts. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NATIONAL VISION HOLDINGS, INC.

By:
________________________________
Name:
Title:

STOCKHOLDER

By:
________________________________
Name:

Address: